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                                                                    Exhibit 99.7

                         FORM OF TYCO SUPPORT AGREEMENT

1. FOR VALUE RECEIVED, Tyco International Ltd. ("TYCO") irrevocably covenants and agrees with Tyco Acquisition Corp. XIX (NV) ("CIT HOLDINGS"), 3026192 Nova Scotia Company ("NEWCO") and CIT Exchangeco Inc. ("EXCHANGECO") that each and every:

      (a) representation and warranty of CIT Holdings contained in that certain exchangeable share support agreement dated November 15, 1999 among The CIT Group, Inc. ("CIT"), Newco and Exchangeco (the "ESSA") as supplemented by agreement in writing made as of the date hereof among CIT, Newco, Exchangeco and CIT Holdings (the "SUPPLEMENTAL ESSA"):

            (i)   contains no untrue statement; and

            (ii) does not omit to state a fact that is required to be stated or that is necessary to make such representation or warranty not misleading in the light of the circumstances; and

      (b) covenant, agreement or other obligation of CIT Holdings contained in the ESSA shall be fully performed in the manner and at the time required for payment or performance thereof.

2.    Tyco acknowledges and agrees that:

      (a)   its obligations hereunder are full and unconditional; and

      (b) no release or extinguishment of the obligations or liabilities of CIT Holdings (other than in accordance with the terms of the ESSA), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this Agreement, as well as any provision requiring or contemplating performance by Tyco.

3.    Tyco hereby waives, for the benefit of Exchangeco:

      (a) any right to require Exchangeco, as a condition of payment or performance by Tyco, to proceed against CIT Holdings or pursue any other remedy whatsoever; and

      (b) to the fullest extent permitted by law, any defences or benefits that may be derived from or afforded by law which limit the liability of or exonerate sureties, except to the extent that any such defence is available to CIT Holdings.

4. Without limiting in any way the foregoing, Tyco covenants and agrees to take all action to enable CIT Holdings to adhere to each of the provisions of the ESSA and the Supplemental ESSA which requires an act or omission on the part of Tyco or any of its subsidiaries to enable CIT Holdings to comply with its obligations under the ESSA and the Supplemental ESSA.


                                                          TYCO SUPPORT AGREEMENT

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5.    The provisions of Article 1 and Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8,
      4.9, 4.11 and 4.12 of the ESSA are incorporated herein, MUTATIS MUTANDIS, except that notices and other communications hereunder to Tyco shall be delivered to:

                  Tyco International Ltd.
                  The Zurich Centre, Second Floor
                  90 Pitts Bay Road
                  Pembroke, HM08
                  Bermuda

                  Attention:        Chief Corporate Counsel
                  Fax:              (441) 295 - 9647
                  Confirm No.       (441) 292 - 8674

      with a copy (which shall not constitute notice) to:

                  McMillan Binch
                  Suite 3800
                  South Tower, Royal Bank Plaza
                  Toronto, Ontario
                  M5J 2J7 Canada

                  Attention:        David Dunlop
                  Fax:              (416) 865-7048

6. Tyco understands that CIT Holdings, Newco and Exchangeco are relying on this Agreement in entering into the Supplemental ESSA and may enforce this Agreement as if Tyco were a party thereto.

7. Notwithstanding the date of execution and delivery of this Agreement, it shall only come into force and become effective as of the Effective Time as defined in Section 1.02 of the agreement and plan of merger made as of March 12, 2001 between CIT Holdings and CIT (the "TYCO PLAN OF MERGER"). If the Tyco Plan of Merger is terminated and the transactions contemplated herein have been abandoned pursuant to Section 7.01 of the Tyco Plan of Merger, then this Agreement shall be terminated and shall be of no further force and effect.

      Tyco has executed this Agreement as of the            day of   , 2001.
                                                 ----------        --

                                                  TYCO INTERNATIONAL LTD.

                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:


                                                          TYCO SUPPORT AGREEMENT